Exhibit 10.5
THE AARON’S COMPANY, INC.
AMENDED AND RESTATED
2020 EQUITY AND INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

          THIS AGREEMENT (the “Agreement”) is made and entered into as of [Agreement Date], by and between THE AARON’S COMPANY, INC. (the “Company”) and the individual identified below (the “Grantee”).

WITNESSETH:

          WHEREAS, the Company maintains The Aaron’s Company, Inc. Amended and Restated 2020 Equity and Incentive Plan (the “Plan”), and the Grantee has been selected by the Compensation Committee of the Board (the “Committee”) to receive a grant of Performance Shares under the Plan, subject to the terms and conditions of the Plan and this Agreement;

          NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

Grantee:                                    [Participant Name]

Target Award:                           [Award Granted] Performance Shares

Grant Date:                                [Grant Date]

Vesting Schedule:

Grantee will become vested in the Performance Shares covered by the Earned Award (as defined below) on March 7 of the third calendar year following the calendar year of the Grant Date, provided the Grantee remains continuously employed by the Company through such vesting date.

1.             Award of Performance Shares
1.1          The Company has granted to the Grantee for no purchase price the right to earn shares of the Company’s Common Stock, par value $0.50 per share (“Shares”) based upon satisfaction of certain performance conditions pursuant to the provisions and restrictions contained in the Plan and this Agreement (the “Performance Shares”).
1.2          This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms

Exhibit 10.5
used in this Agreement shall have the same definitions as set forth in the Plan.  In the event of any conflict between this Agreement and the Plan, the Plan shall control.   For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company.
1.3          This Award is conditioned on the Grantee’s acceptance of this Agreement, including through an online or electronic acceptance method approved by the Company.  If this Agreement is not properly accepted by the Grantee within one (1) month of the Grantee’s receipt of the Agreement, it may be canceled by the Committee resulting in the immediate forfeiture of all Performance Shares.
2.             Vesting
2.1          Performance Conditions.  Subject to the terms and conditions set forth herein and in Section 2.2 below, the Grantee will be eligible to earn from 0% to 200% of the Grantee’s Target Award based on attainment of the Performance Measures (as defined and set forth in the Statement of Performance Goals approved by the Committee for the Performance Shares and thereafter communicated to the Grantee (the “Statement of Performance Goals”) for the period beginning on January 1, 2023 and ending on December 31, 2025 (the “Performance Period”).  If the Committee determines that the threshold level of performance for a Performance Measure was not achieved, the Grantee will immediately forfeit the Performance Shares with respect to such Performance Measure.  If the Committee determines that at least the threshold level of performance for a Performance Measure was achieved, the Grantee will be eligible to earn a portion of the Performance Shares as provided in the Statement of Performance Goals.  The Committee will determine and certify the number of Performance Shares, if any, that the Grantee earns based on satisfaction of the Performance Measures as soon as practicable and within seventy-four (74) days following the end of the Performance Period (the “Earned Award”).  In all cases, the number of Performance Shares, if any, in the Grantee’s Earned Award will be rounded down to the nearest whole number of Performance Shares (as necessary).  Upon the Committee’s determination of the Earned Award, the Grantee will immediately forfeit all Performance Shares other than the Earned Award.  To become vested in the Earned Award, the Grantee must also satisfy the employment requirements of Section 2.2 below.
2.2          Employment Requirements.
(a)       Vesting Schedule.  Except as provided in subsections 2.2(b) and (c) below, if the Grantee remains continuously employed with the Company or any Subsidiary through the vesting date, the Grantee will vest with respect to the Earned Award on the vesting date set forth in the Vesting Schedule above.
(b)      Death or Disability.  If the Grantee’s employment with the Company is terminated prior to the end of the Performance Period due to the Grantee’s death or the Grantee becomes Disabled prior to the end of the Performance

Exhibit 10.5
Period, the Grantee will vest in a pro rata portion of the Performance Shares (as determined pursuant to the Statement of Performance Goals) and will forfeit the remainder of the Performance Shares (if any).
(c)      Change in Control.  In the event of a Change in Control in which the Grantee receives a Replacement Award followed within two (2) years by (A) a termination of the Grantee’s employment by the Company without Cause prior to the end of the Performance Period or prior to the date the Committee determines the Earned Award, or (B) initiation of the Good Reason Process by written notice of a Good Reason condition by the Grantee to the Company which subsequently results in a termination of the Grantee’s employment by the Grantee for Good Reason prior to the end of the Performance Period or prior to the date the Committee determines the Earned Award, the Grantee shall vest in full in the Target Award (which shall be the Earned Award for the Grantee) as of the date of the Grantee’s termination of employment.  In the event of a Change in Control in which the Grantee receives a Replacement Award followed within two (2) years by (A) a termination of the Grantee’s employment by the Company without Cause after the date the Committee determines the Earned Award, or (B) initiation of the Good Reason Process by written notice of a Good Reason condition by the Grantee to the Company which subsequently results in a termination of the Grantee’s employment by the Grantee for Good Reason after the date the Committee determines the Earned Award, the Grantee shall vest in the unvested portion of the Earned Award as of the date of the Grantee’s termination of employment.  For purposes of this Agreement, (1) “Good Reason” shall mean that Grantee has complied with the Good Reason Process following the occurrence of any of the following events or actions: (i) any material reduction in Grantee’s base salary, unless a similar reduction is made in the base salary of all similarly situated executives, (ii) any material reduction in Grantee’s authority, duties or responsibilities, (iii) any material change in the geographic location at which Grantee must perform Grantee’s duties, or (iv) any material breach of any written agreement with the Company by the Company; and (2) “Good Reason Process” shall mean that (i) Grantee reasonably determines in good faith that a Good Reason condition has occurred, (ii) Grantee notifies the Company in writing of the first occurrence of the Good Reason condition within sixty (60) days after the first occurrence of such condition, (iii) Grantee cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”) to remedy the condition, (iv) notwithstanding such efforts, the Good Reason condition continues to exist, and (v) Grantee terminates employment within sixty (60) days after the end of the Cure Period; provided, however, if the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.  In the event of a Change in Control in which the Grantee does not receive a Replacement Award, the Grantee shall vest in full in the Earned Award (or, if the Committee has not yet determined the Earned Award as of the Change in Control, in the Target Award (which shall be the Earned Award for the

Exhibit 10.5
Grantee)), as of the date of such Change in Control, unless otherwise determined by the Committee.
(d)      Other Termination of Employment.  If the Grantee’s employment with the Company terminates for any reason other than as provided in (b) or (c) above, the unvested portion of the Performance Shares will be forfeited on the Grantee’s termination of employment.
3.             Settlement
3.1          On, or as soon as practicable and no later than sixty (60) days after, the date a portion of the Earned Award vests in accordance with Section 2 above, the Company shall deliver to the Grantee a number of Shares equal to the number of Shares in the vested portion of the Earned Award. Notwithstanding the foregoing, in the event the Grantee’s employment terminates due to death or the Grantee becomes Disabled, any earned Shares (as determined pursuant to the Statement of Performance Goals) shall be delivered to Grantee (or Grantee’s personal representative or Grantee’s estate) no later than March 15 of the year following the year in which such Shares are no longer subject to a “substantial risk of forfeiture” for purposes of Code Section 409A.
3.2          The Company may deliver the Shares by the delivery of physical stock certificates or by certificateless book-entry issuance.  The Company may, at the request of Grantee or the personal representative of Grantee’s estate, deliver the Shares to the Grantee’s or the estate’s broker-dealer or similar custodian and/or issue the Shares in “street name,” either by delivery of physical certificates or electronically.
4.             Stock; Dividends; Voting
4.1          Except as provided in Section 4.2, the Grantee shall not have voting or any other rights as a shareholder of the Company with respect to the Performance Shares until the date on which the Shares underlying the Performance Shares are issued or transferred to the Grantee.
4.2          The Performance Shares and the number of Shares issuable for each Performance Share and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 4.3 of the Plan.
4.3          The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.  A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions

Exhibit 10.5
on transferability of the Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Company's Shares are then listed.
5.             Nontransferability
          Unless the Committee specifically determines otherwise, the Performance Shares are personal to the Grantee and the Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution.  Any such purported transfer or assignment shall be null and void.

6.             No Right to Continued Employment
          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate at any time the Grantee’s employment, subject to Grantee’s rights under this Agreement.

7.             Taxes and Withholding
          The Grantee shall be responsible for all federal, state and local income, employment and other taxes, domestic or foreign, payable with respect to this Award of Performance Shares, the delivery of Shares in satisfaction of the Performance Shares, or any other taxable event arising as a result of or in connection with the Performance Shares.  Unless the Grantee otherwise provides for the satisfaction of the withholding requirements with the consent of the Committee in advance, upon vesting of all or a portion of the Earned Award of Performance Shares, the Company shall withhold and cancel a number of Shares having a Fair Market Value equal to the amount of taxes required to be withheld based on the minimum statutory withholding rate (or, if elected by the Grantee, the applicable rate based on the aggregate withholding method). The Company shall have the right to retain and withhold from any payment or distribution to the Grantee the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment.  The Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any payment or distribution in whole or in part until the Company is so reimbursed.

8.             Plan Documents; Grantee Bound by the Plan
          The Grantee hereby acknowledges that a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K are available on the Company’s intranet site or upon request.  Grantee agrees to be bound by all the terms and provisions of the Plan.

Exhibit 10.5
9.    Restrictive Covenants
9.1          The Grantee acknowledges and agrees that: (a) the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate business interests of the Company, and they will not impair or infringe upon the Grantee’s right to work or earn a living when the Grantee’s employment with the Company ends for any reason; and (b) (i) The Grantee will (1) serve the Company as a Key Employee, and/or (2) serve the Company as a Professional, and/or (3) customarily and regularly solicit Customers and/or Prospective Customers for the Company, and/or (4) customarily and regularly engage in making sales or obtaining orders or contracts for products or services to be provided or performed by others in the Company, and/or (5) (A) have a primary duty of managing a department or subdivision of the Company, (B) customarily and regularly direct the work of two or more other employees, and (C) have the authority to hire or fire other employees; and/or (ii) the Grantee’s position is a position of trust and responsibility with access to (1) Confidential Information, (2) Trade Secrets, (3) information concerning Employees of the Company, (4) information concerning Customers of the Company, and/or (5) information concerning Prospective Customers of the Company. For purposes of this Section 9, references to the Company shall be deemed to include references to any Subsidiary or affiliate of the Company, for which the Grantee worked, had duties and responsibilities or had access to Confidential Information.
9.2          The Grantee hereby agrees that during the Grantee’s employment with the Company and for one (1) year after the Grantee’s employment with the Company ends for any reason, the Grantee will not, directly or indirectly, individually, or on behalf of any Person other than the Company:

(a) solicit, recruit, or induce any Employee to (i) terminate his or her employment relationship with the Company, or (ii) work for any other person or entity engaged in the Business; provided, however, that the foregoing restriction shall apply only to Employees (1) with whom the Grantee had Material Interaction, (2) the Grantee, directly or indirectly, supervised, or (3) for which the Grantee had access to Confidential Information regarding the Employee’s performance or evaluations;
(b) solicit any Customer of the Company for the purpose of selling or providing any products or services competitive with the Business; provided, however, that the foregoing restriction shall apply only to those Customers (i) with whom or which the Grantee dealt on behalf of the Company, (ii) whose dealings with the Company were coordinated or supervised by the Grantee, (iii) about whom the Grantee obtained Confidential Information in the ordinary course of business as a result of the Grantee’s association with the Company, or (iv) who receive products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for the Grantee within two (2) years prior to the date of the Grantee’s termination;

Exhibit 10.5
(c) solicit any Prospective Customer of the Company for the purpose of selling or providing any products or services competitive with the Business; provided, however, that the foregoing restriction shall apply only to those Prospective Customers (i) with whom or which the Grantee dealt on behalf of the Company, (ii) whose dealings with the Company were coordinated or supervised by the Grantee, or (iii) about whom the Grantee obtained Confidential Information in the ordinary course of business as a result of the Grantee’s association with the Company; or
(d) engage in the Business within the Territory.  For purposes of the foregoing restriction, the term “engage in” shall include: (i) performing or participating in any activities which are the same as, or substantially similar to, activities which the Grantee performed or in which the Grantee participated, in whole or in part, for or on behalf of the Company; (ii) performing activities or services about which the Grantee obtained Confidential Information or Trade Secrets as a result of the Grantee’s association with the Company; and/or (iii) interfering with or negatively impacting the business relationship between the Company and a Customer, Prospective Customer, vendor, supplier, consultant or any other third party about whom the Grantee obtained Confidential Information or Trade Secrets as a result of the Grantee’s association with the Company.
9.3          The Grantee further agrees that the Grantee shall not: (i) use, disclose, reverse engineer, divulge, sell, exchange, furnish, give away, or transfer in any way the Trade Secrets or the Confidential Information for any purpose other than the Company’s Business, except as authorized in writing by the Company; (ii) during the Grantee’s employment with the Company, use, disclose, reverse engineer, divulge, sell, exchange, furnish, give away, or transfer in any way (a) any confidential information or trade secrets of any former employer or third party, or (b) any works of authorship developed in whole or in part by the Grantee during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) upon the termination of the Grantee’s employment for any reason, (a) retain any Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form) that are in the Grantee’s possession or control, or (b) destroy, delete, or alter the Trade Secrets or Confidential Information without the Company’s prior written consent. The obligations under this Section 9 shall: (i) with regard to the Trade Secrets, remain in effect as long as the information constitutes a trade secret under applicable law; and (ii) with regard to the Confidential Information, remain in effect for so long as such information constitutes Confidential Information as defined in Section 9.5 below. The confidentiality, property, and proprietary rights protections available in this Section 9 are in addition to, and not exclusive of, any and all other rights to which the Company is entitled under federal and state law, including, but not limited to, rights provided under copyright laws, trade secret and confidential information laws, and laws concerning fiduciary duties. Notwithstanding anything to the contrary set forth in this Section 9, pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. § 1833(b)(1)) (the “DTSA”), no individual shall be held criminally or civilly liable under federal or state law for the disclosure of a trade secret that: (1) is made (x) in confidence to a federal, state,

Exhibit 10.5
or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
9.4          The Grantee further agrees that, upon termination of employment with the Company for any reason whatsoever or upon the Company’s request at any time, the Grantee will deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in the Grantee’s possession or control, relating in any way to the Company’s Business or containing any Confidential Information or Trade Secrets of the Company, which at all times shall be the property of the Company.
9.5          For purposes of this Section 9, the following terms shall have the meanings specified below:
(a) “Business” means (i) those activities, products, and services that are the same as or similar to the activities conducted and products and services offered and/or provided by the Company or its affiliates within two (2) years prior to termination of the Grantee’s employment with the Company, as evidenced by the books and records of the Company; and (ii) the business of (1) retail selling, financing, renting, leasing, and/or selling new, rental or reconditioned residential furniture, consumer electronics, computers (including hardware, software, and accessories), appliances, household goods, home furnishings, and related equipment and accessories; provided, however, that for purposes of this Section 9, the Business shall not include selling new goods or merchandise by the Grantee or on behalf of or as an employee of any entity or individual that has no involvement in rental, leasing, rent-to-own, or similar activity related to such goods or merchandise either on its own, through a subsidiary or affiliated entity or person, or in partnership with any other entity or person; (2) designing, manufacturing, and/or reconditioning of residential furniture of a type especially suited to the leasing, rental, and sales business; and/or (3) providing web-based, virtual or remote lease-to-own programs or financing.
Companies engaged in the Business include, but are not limited to, the following entities and each of their subsidiaries, affiliates, franchisees, assigns and successors in interest or persons with any of the trade names below: AcceptanceNow; American First Finance, Inc.; American Rental; Arona Corporation; Arona PR, LLC; Bi-Rite Co., d/b/a Buddy’s Home Furnishings; Best Buy Co., Inc. (including but not limited to any of its subsidiaries or parent companies); Bestway Rental, Inc.; Better Finance, Inc.; BillFloat; Bluestem Brands, Inc.; City Furniture; Conn’s, Inc.; Costco Warehouse Corporation

Exhibit 10.5
(including but not limited to any of its subsidiaries or parent companies); Crest Financial; Curacao Finance; Discovery Rentals; Easyhome, Inc.; Flexi Compras Corp.; FlexShopper LLC; Fortiva Financial, LLC; Genesis Financial Solutions, Inc.; Lendmark Financial Services, Inc.; Mariner Finance, LLC; Merchants Preferred Lease-Purchase Services; New Avenues, LLC; Okinus; Premier Rental-Purchase, Inc.; Progressive Leasing, LLC (including but not limited to any of its subsidiaries or parent companies); OneMain Financial Holdings, Inc.; Purchasing Power, LLC; Regional Management Corp.; Rent-A-Center, Inc. (including, but not limited to, Colortyme); Rooms To Go; Santander Consumer USA Inc.; Smart Pay Leasing, Inc.: Springleaf Financial and/or the franchisees of the Springleaf Financial; Tidewater Finance Company; Tempoe LLC; and WhyNotLeaseIt.
(b) “Confidential Information” means (i) information of the Company or its affiliates, to the extent not considered a Trade Secret under applicable law, that (1) relates to the business of the Company or its affiliates, (2) was disclosed to the Grantee or of which the Grantee became aware of as a consequence of the Grantee’s relationship with the Company, (3) possesses an element of value to the Company, and (4) is not generally known to the Company’s competitors, and (ii) information of any third party provided to the Company which the Company is obligated to treat as confidential, including, but not limited to, information provided to the Company by its licensors, suppliers, or customers.  Confidential Information includes, but is not limited to, (i) methods of operation, (ii) price lists, (iii) financial information and projections, (iv) personnel data, (v) future business plans, (vi) the composition, description, schematic or design of products, future products or equipment of the Company or any third party, (vii) work product, (viii) advertising or marketing plans, and (ix) information regarding independent contractors, employees, clients, licensors, suppliers, Customers, Prospective Customers, or any third party, including, but not limited to, the names of Customers and Prospective Customers, Customer and Prospective Customer lists compiled by the Company, and Customer and Prospective Customer information compiled by the Company.  Confidential Information shall not include any information that (x) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (y) has been independently developed and disclosed by others without violating this Agreement or the legal rights of any party, or (z) otherwise enters the public domain through lawful means.
(c) “Customer” means any person or entity to which the Company has sold its products or services.
(d)  “Employee” means any person who (i) is employed by the Company at the time the Grantee’s employment with the Company ends, or (ii) was employed by the Company during the last year of the Grantee’s employment with the Company (or during the Grantee’s employment if employed less than a year).

Exhibit 10.5
(e)“Key Employee” means that, by reason of the Company’s investment of time, training, money, trust, exposure to the public, or exposure to Customers, vendors, or other business relationships during the course of the Grantee’s employment with the Company, the Grantee will gain a high level of notoriety, fame, reputation, or public persona as the Company’s representative or spokesperson, or will gain a high level of influence or credibility with the Company’s Customers, vendors, or other business relationships, or will be intimately involved in the planning for or direction of the business of the Company or a defined unit of the business of the Company. Such term also means that the Grantee will possess selective or specialized skills, learning, or abilities or customer contacts or customer information by reason of having worked for the Company.
(f)  “Material Interaction” means any interaction with an Employee which relates or related, directly or indirectly, to the performance of the Grantee’s duties or the Employee’s duties for the Company.
(g) “Person” has the meaning ascribed to such term in the Plan.  For the avoidance of doubt, a Person shall include any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.
(h)  “Professional” means an employee who has a primary duty the performance of work requiring knowledge of an advanced type in a field of science or learning customarily acquired by a prolonged course of specialized intellectual instruction or requiring invention, imagination, originality, or talent in a recognized field of artistic or creative endeavor.  Such term shall not include employees performing technician work using knowledge acquired through on-the-job and classroom training, rather than by acquiring the knowledge through prolonged academic study, such as might be performed, without limitation, by a mechanic, a manual laborer, or a ministerial employee.

(i)  “Prospective Customer” means any person or entity to which the Company has solicited to purchase the Company’s products or services.
(j)  “Territory” means, (i) with respect to a Grantee who is a corporate employee, the United States of America (including the following states: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming, as well as the District of Columbia); and/or (ii) with respect to a Grantee whose duties relate only to certain store locations, regions, or divisions, the State(s) in which the

Exhibit 10.5
Grantee performed services for or on behalf of the Company during the last two (2) years of the Grantee’s employment with the Company (or during the Grantee’s employment if employed less than two (2) years), or the State(s) in which the Company operated the Business and about which the Grantee had access to Confidential Information or Trade Secrets regarding those operations.  The Grantee agrees that the Company conducts the Company’s Business in the Territory.
Because the Company will provide the Grantee with access to the Company’s Confidential Information, Trade Secrets, and valuable information concerning employees, Customers, and Prospective Customers of the Company, and because the Company considers promotions and transfers, and contemplates expansion to new geographic areas, the parties acknowledge and agree that the Territory described above (1) represents a good faith estimate of the geographic areas that may be applicable at the time of termination of the Grantee’s employment; (2) shall be construed ultimately to cover only so much of such estimate as relates to the geographic areas actually involved within a reasonable period of time prior to the Grantee’s termination; and (3) is drafted in such a way that a court may modify the definition and grant only the relief reasonably necessary to protect such legitimate business interests.
(k)  “Trade Secrets” means information of the Company, and its licensors, suppliers, clients, and customers, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, a list of actual customers, clients, licensors, or suppliers, or a list of potential customers, clients, licensors, or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

9.6          If, during Grantee’s employment with the Company or at any time during the restrictive periods described above, the Grantee violates the restrictive covenants set forth in this Section 9, then the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel any Performance Shares outstanding under this Agreement that have not yet vested.  The Grantee agrees that this Section 9 shall survive the termination of his or her employment.
9.7          If the Grantee breaches or threatens to breach any portion of this Section 9, the Grantee agrees that: (a) the Company would suffer irreparable harm; (b) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the Company; and (c) if the Company seeks injunctive relief to enforce any of the covenants set forth in this Section 9, the Grantee shall waive and shall not (i) assert any defense that the Company has an adequate

Exhibit 10.5
remedy at law with respect to the breach, (ii) require that the Company submit proof of the economic value of any Trade Secret or Confidential Information, or (iii) require the Company to post a bond or any other security.  Nothing contained in this Section 9 or this Agreement shall limit the Company’s right to any other remedies at law or in equity.
9.8          The parties agree that each of the covenants set forth in this Section 9 shall be construed as an agreement independent of (i) any other agreements, or (ii) any other provision in this Agreement, and the existence of any claim or cause of action by the Grantee against the Company, whether predicated on this Agreement or otherwise, regardless of who was at fault and regardless of any claims that either the Grantee or the Company may have against the other, shall not constitute a defense to the enforcement by the Company of any of the covenants set forth in this Section 9.  The Company shall not be barred from enforcing any of the covenants set forth in this Section 9 by reason of any breach of (i) any other part of this Agreement, or (ii) any other agreement with the Grantee.
9.9          The Company’s failure to enforce any provision of this Section 9 shall not act as a waiver of that or any other provision.  The Company’s waiver of any breach of this Section 9 shall not act as a waiver of any other breach.  The provisions of this Section 9 are severable.  If any provision is determined to be invalid, illegal, or unenforceable, in whole or in part, then such provision shall be modified so as to be enforceable to the maximum extent permitted by law.  If such provision cannot be modified to be enforceable, the provision shall be severed from this Agreement to the extent unenforceable.  The remaining provisions and any partially enforceable provisions shall remain in full force and effect.
9.10       Notwithstanding any other provision of this Agreement, nothing contained herein limits the Grantee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (collectively, “Government Agencies”), and the Grantee is not prohibited from providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company by any Government Agency or other regulator that is responsible for enforcing a law on behalf of the government or otherwise providing information to the appropriate government regulatory agency or body regarding conduct or action undertaken or omitted to be taken by the Company that the Grantee reasonably believes is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company, and for purposes of clarity, the Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.  The Grantee is not required to obtain the approval of, or give notice to, the Company or any of its representatives to take any action permitted under this Section 9.10.

Exhibit 10.5
9.11    The laws of the State of Georgia shall govern the restrictive covenants set forth in this Section 9.  If Georgia’s conflict of law rules would apply another state’s laws, the Company and Grantee agree that Georgia law shall still govern.  Grantee further agrees that any and all claims arising out of or relating to this Section 9 shall solely and exclusively be (i) brought in the Superior Court of Cobb County, Georgia, or (ii) brought in or removed to the United States District Court for the Northern District of Georgia, Atlanta Division.  Grantee consents to the personal jurisdiction of the courts identified above.  Grantee also waives (a) any objection to jurisdiction or venue, or (b) any defense claiming lack of jurisdiction or venue, in any action brought in such courts.
10.          Modification of Agreement
          No provision of this Agreement may be materially amended or waived unless agreed to in writing and signed by the Committee (or its designee). Any such amendment to this Agreement that is materially adverse to the Grantee shall not be effective unless and until the Grantee consents, in writing, to such amendment (provided that any amendment that is required to comply with Code Section 409A or Section 10D of the Exchange Act shall be effective without consent).  The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

11.          Clawback
          This Award of Performance Shares and the Shares received upon settlement of the Performance Shares shall be subject to clawback by the Company to the extent provided in any policy adopted by the Board including any policy adopted to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

12.          Severability
          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms. In the event it is determined by a court of competent jurisdiction that any restrictive covenant set forth in this Agreement is excessive in duration or scope or is otherwise unenforceable as drafted, it is the intent of the parties that such restriction be modified by the court to render it enforceable to the maximum extent permitted by law.

13.          Governing Law
          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof. Any action arising under or related to this Agreement shall be

Exhibit 10.5
filed exclusively in the state or federal courts with jurisdiction over Cobb County, Georgia and each of the parties hereby consents to the jurisdiction and venue of such courts.

14.          Successors in Interest
          This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon any Person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business.  Without limiting Section 5 hereof, this Agreement shall inure to the benefit of the Grantee’s legal representatives.  Without limiting Section 5 hereof, all obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

15.          Resolution of Disputes
          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made by the Committee hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

16.          Code Section 409A
          This Agreement and this award of Performance Shares is intended to satisfy the requirements of Code Section 409A and any regulations or formal guidance that may be adopted thereunder from time to time (“Code Section 409A”) and shall be interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A to avoid a plan failure under Code Section 409A(a)(1).  In order to be exempt from, or comply with, Code Section 409A, (i) under all circumstances, and notwithstanding anything in this Agreement to the contrary, vested Performance Shares that have not otherwise been forfeited shall be settled by delivery of the Shares within the short-term deferral period for purposes of Code Section 409A, and (ii) this Agreement is subject to the provisions of Section 18.13 of the Plan.  This Section 16 does not create any obligation on the part of the Company to modify the terms of this Agreement or the Plan and does not guarantee that the Performance Shares or the delivery of Shares upon settlement of the Performance Shares will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. The Company will have no liability to the Grantee or any other party if the Performance Shares, the delivery of Shares upon settlement of the Performance Shares or any other payment hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

Exhibit 10.5
17.          Entire Agreement
This Agreement (including the Statement of Performance Goals attached hereto) constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and, effective as of the Grant Date, supersedes all prior or contemporaneous representations, warranties, understandings and agreements, written and oral, with respect to such subject matter.  Notwithstanding the foregoing, the restrictive covenants in Section 9 of this Agreement do not supersede the restrictive covenants in any other types of agreements entered into between the Grantee and the Company, such as employment agreements.

[Signature Page Follows]

Exhibit 10.5
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                   THE AARON’S COMPANY, INC.

                                                   By:

          By signing below or by accepting this award of Performance Shares as evidenced by electronic means acceptable to the Committee, Grantee hereby (i) acknowledges that a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K are available from the Company’s intranet site or upon request, (ii) represents that Grantee is familiar with the terms and provisions of this Agreement and the Plan, and (iii) accepts the award of Performance Shares subject to all the terms and provisions of this Agreement and the Plan using an online grant agreement/e-signature.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors upon any questions arising under the Plan.  Grantee authorizes the Company to withhold from any compensation payable to Grantee including by withholding Shares, in accordance with applicable law, any taxes required to be withheld by federal, state or local law as a result of the grant, vesting or settlement of the Performance Shares.

                                                   GRANTEE:

                                                   [GRANTEE NAME]

Exhibit 10.5
[STATEMENT OF PERFORMANCE GOALS TO BE ATTACHED]